SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                           GREIF BROS. CORPORATION
               (Name of Registrant as Specified in its Charter)

                               NOT APPLICABLE
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules
14(a)-6(i)(4) and O-11

(1) Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which
transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule O-11:

(4) 	Proposed minimum aggregate value of
transaction:

(5)  Total fee paid:

/ / Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing,

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement
No.:

(3)  Filing Party:

(4)  Date Filed:


                      GREIF BROS. CORPORATION
                         425 WINTER ROAD
                       DELAWARE, OHIO 43015

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Class B Stockholders of
GREIF BROS. CORPORATION:

	Notice is hereby given that the Annual Meeting of Stockholders of Greif Bros. Corporation (the "Company") will be held at the principal executive offices of the Company, 425
Winter Road, Delaware, Ohio 43015, on February 23, 1998, at 10:00
A.M., E.S.T., for the following purposes.

1.   To elect ten directors to serve for a one-year term;

2. To consider and act upon a proposal for the Amendment and Restatement of the Company's Certificate of Incorporation to eliminate outdated provisions and simplify and update certain other provisions; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

	Only Stockholders of record of the Class B Common Stock at the close of business on February 5, 1998, will be entitled to notice of and to vote at this meeting.

	Whether or not you plan to attend this meeting, we hope that you will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.



February 5, 1998                 Joseph W. Reed
                                 Secretary


                    GREIF BROS. CORPORATION
                       425 WINTER ROAD
                     DELAWARE, OHIO 43015

                       PROXY STATEMENT


                ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD FEBRUARY 23, 1998

To the Class B Stockholders of Greif Bros. Corporation:

	This Proxy Statement is being furnished to the Class B Stockholders of Greif Bros. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by Management of proxies that will be used at the Annual Meeting scheduled to be held on February 23, 1998 at 10:00 A.M., E.S.T., at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the Class B Stockholders on or about February 5, 1998.

	At the meeting, the Class B Stockholders will vote upon:
(1) the election of ten directors; (2) a proposal for the Amendment and Restatement of the Company's Certificate of Incorporation to eliminate outdated provisions and simplify and update certain other provistions; and (3) such other business as may properly come before the meeting or any and all adjournments.

	Shares of the Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the shares will be voted in favor of the ten nominees described in this Proxy Statement and the proposal for the Amendment and Restatement of the Company's Certificate of Incorporation. Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B Stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

	The close of business on February 5, 1998, has been fixed as the record date for the determination of Class B Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 12,001,793 shares of Class B Common Stock.
Each share is entitled to one vote.


             PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        Elect Ten Directors to Serve for a One-Year Term

	The number of directors currently is fixed at ten, with each director serving for a one-year term. At the Annual Meeting, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi
C. Dempsey, Daniel J. Gunsett, Allan Hull, Robert C. Macauley,
David J. Olderman, William B. Sparks, Jr. and J Maurice Struchen, the ten persons nominated by the Nominating Committee of the Board of Directors, all of whom are currently directors of the Company and have served continuously since their first election or appointment.

	If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the persons named in the proxy will not have authority to vote it for another nominee.

Directors' Biographies

MICHAEL J. GASSER, 46, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. He has been an executive officer of the Company since 1988. He is a member of the Executive and Nominating Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

CHARLES R. CHANDLER, 62, has been a director since 1987. He became Vice Chairman of the Company in 1996. Prior to 1997, and for more than five years, Mr. Chandler had been the President and Chief Operating Officer of Virginia Fibre Corporation, a subsidiary of the Company. He is a member of the Executive Committee.

MICHAEL H. DEMPSEY, 41, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Audit and Executive Committees.
Mr. Dempsey is the son of Naomi C. Dempsey.

NAOMI C. DEMPSEY, 81, has been a director since 1995. She is an investor and member of the Compensation, Stock Option and Nominating Committees. Mrs. Dempsey is the mother of Michael H.
Dempsey.

DANIEL J. GUNSETT, 49, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker and Hostetler LLP. He is a member of the Audit, Compensation, Stock Option and Nominating Committees.

ALLAN HULL, 84, has been a director since 1947. He is a Vice President and General Counsel of the Company. He has been an executive officer of the Company since 1964. In addition, for more than five years, he has been a partner with the law firm of Hull and Hull, Cleveland, Ohio. He is a member of the Executive Committee.

ROBERT C. MACAULEY, 74, has been a director since 1979. For more than five years, he has been the Chief Executive Officer of Virginia Fibre Corporation, a subsidiary of the Company. He is a member of the Compensation Committee.

DAVID J. OLDERMAN, 62, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been Chairman and Chief Executive Officer of Carret and Company, Inc., an investment counseling firm. He is a member of the Audit and Stock Option Committees. He is also a director for Van Eck Global Funds, a group of mutual funds, Laidig, Inc., an engineering company and conveyor manufacturer, Chubb, a mutual fund, and First Financial Services, a financial services company.

WILLIAM B. SPARKS, JR., 56, has been a director since 1995. He has been President and Chief Operating Officer of the Company since 1995. Prior to that time, and for more than five years, Mr. Sparks was Chief Executive Officer of Down River International, Inc., a former subsidiary of the Company. He is a member of the Executive Committee.

J MAURICE STRUCHEN, 77, has been a director since 1993. He is a retired former Chairman and Chief Executive Officer of Society Corporation, a banking corporation. He is a member of the Compensation, Stock Option and Nominating Committees. He is also a director of Forest City Enterprises, Inc., a land development company.

	Directors are elected by a plurality of the votes cast.
Stockholders may not cumulate their votes. The ten candidates receiving the highest number of votes will be elected.

	In the tabulating of votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.


          PROPOSAL NO. 2 - AMENDMENT AND RESTATEMENT OF
           THE COMPANY'S CERTIFICATE OF INCORPORATION

                Amendment and Restatement of the
           Company's Certificate of Incorporation to
                Eliminate Outdated Provisions and
          Simplify and Update Certain Other Provisions

	The Company was incorporated as a Delaware corporation on January 26, 1926. Since that date, the only changes to the Company's original Certificate of Incorporation related to Article First, the Company's name, and Article Fourth, the terms and conditions of the Company's capital stock. The Company desires to simplify its Certificate of Incorporation (the "Current Certificate") by amending it to eliminate outdated provisions and to modernizing the language of certain other provisions. Neither Article First nor Article Fourth are being amended. The amendments will not affect any of the existing powers or rights of the stockholders. A copy of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Exhibit A (the "Restated Certificate").

	Article Second of the Current Certificate sets forth the prior address of the Company's registered office in Delaware and the prior name of the Company's registered agent in that state. Article Second of the Restated Certificate contains the current information with respect to the Company's registered office in Delaware and the name of its registered agent.

	Article Third of the Current Certificate sets forth a list of 20 separate purposes and powers that, in effect, permit the Company to engage in any lawful business. In 1967, Section 102(a) of the Delaware General Corporation Law ("DGCL") was revised to permit the use of a general purpose clause. Article Third of the Restated Certificate provides that the Company may engage in any lawful act or activity for which corporations may be organized under the DGCL, which is consistent with Section 102(a)(3).

	Article Fifth of the Current Certificate sets forth the number of shares with which the Company may commence business. Article Sixth of the Current Certificate contains the names and addresses of the original subscribers. These two Articles are no longer necessary and are proposed to be eliminated.

	Article Seventh of the Current Certificate provides for the perpetual existence of the Company. This statement was required under prior Delaware law. However, Section 102(b)(5) of the DGCL requires a statement as to duration only if duration is other than perpetual. Accordingly, this article is no longer required by law and is proposed to be eliminated.

	Article Eighth of the Current Certificate provides that the private property of stockholders of the Company will not be subject to the payment of corporate debts. The statement was required under prior Delaware law. However, Section 102(b)(6) of the DGCL requires such a statement only if personal liability is to be imposed. Accordingly, this article is no longer required by law and is proposed to be eliminated.

	Article Ninth of the Current Certificate sets forth the initial number of directors and permits alteration of this number from time to time as provided by the Company's bylaws. This article is no longer necessary and is proposed to be eliminated.

	Article Tenth of the Current Certificate enumerates certain powers of the Board of Directors, all of which are consistent with the general powers conferred upon directors under the DGCL. It is proposed that this article be simplified by eliminating all of the enumerated powers other than (b), which addresses the power to adopt, amend, or repeal the bylaws, which power is retained in Article Fifth of the Restated Certificate.

	Article Eleventh of the Current Certificate addresses the interested party contracts and transactions between the Company and its officers and directors. It is proposed that this article be replaced by article Sixth of the Restated Certificate, which contains the concept but with updated language that is consistent with the language in section 144 of the DGCL.

	Article Twelfth of the Current Certificate grants to stockholders and directors the power to hold their meetings and to have their offices and to keep the books of the Company either inside or outside of Delaware. Article Thirteenth of the Current Certificate provides that written notice of a stockholders meeting need not be published unless specifically required by the DGCL. Article Fourteenth of the Current Certificate addresses the removal of officers. Article Fifteenth permits the Company, in its bylaws, to make any other provision or requirement for the management or conduct of its business not inconsistent with the certificate of incorporation or contrary to the DGCL. None of these articles are required by the DGCL and are proposed to be eliminated.

	Article Sixteenth of the Current Certificate authorizes the Board of Directors to determine the terms and manner of disposition of the Company's authorized capital stock. Under
Delaware law in existence at the time of filing the original
Certificate of Incorporation, this provision had the effect of limiting the preemptive rights of stockholders. It is proposed that this article be simplified and modernized to provide that stockholders do not have preemptive rights with respect to additional stock issued by the Company.

	Article Seventeenth of the Current Certificate provides for the Company's reservation of its right to amend the Company's
Certificate of Incorporation. This article has been retained in Article Tenth of the Restated Certificate with various nonsubstantive style changes.

	Proposed Articles Eighth and Ninth of the Restated Certificate do not have counterparts in the Current Certificate. Proposed Article Eighth provides that, to the extent permitted by the DGCL, a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breaches of fiduciary duties as a director. This limitation on liability, found under Section 102(b)(7) of the DGCL, was added to the Delaware law in 1986. Proposed Article Ninth provides that, to the extent permitted by the DGCL, the Company may purchase or otherwise acquire shares of stock of any class issued by it for consideration and upon such terms and conditions as may be authorized by the Board of Directors, in its discretion, from time to time. This provision is consistent with Section 160 of the DGCL.

	The affirmative vote of the holders of a majority of the outstanding shares of the Class B Common Stock of the Company present or represented at the Annual Meeting and entitled to vote thereat is necessary to approve Proposal No. 2. Abstentions and non-votes by brokers holding shares of Class B Common Stock in street names will have the same effect as Class B Common Stock cast against Proposal No. 2. Naomi C. Dempsey, who beneficially owns in the aggregate approximately 68.21% of the outstanding shares of Class B Common Stock, has indicated her intention to vote in favor of Proposal No. 2.

	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S
CERTIFICATE OF INCORPORATION TO ELIMINATE OUTDATED PROVISIONS AND
SIMPLIFY AND UPDATE CERTAIN OTHER PROVISIONS.


           Board of Directors Committees and Meetings

	The Board held five meetings during the 1997 fiscal year.
Each director attended at least 75% of the meetings held by the Board and committees on which he or she served during the 1997 fiscal year.

	The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option
Committee and a Nominating Committee.

	The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey, Hull and Sparks, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held seven meetings during the 1997 fiscal year. The Compensation Committee, whose current members are Mrs. Dempsey and Messrs. Gunsett, Macauley and Struchen, is responsible for evaluating the compensation, fringe benefits and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's chief executive officer should be based. The Compensation Committee held five meetings during the 1997 fiscal year. The Audit Committee, whose current members are Messrs. Dempsey, Gunsett and Olderman, is responsible for recommending the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations and management, and considering the adequacy and effectiveness of the internal auditing controls and internal auditing methods and procedures of the Company. The Audit Committee held three meetings during the 1997 fiscal year. The Stock Option Committee, whose current members are Mrs. Dempsey and Messrs. Gunsett, Olderman and Struchen, is responsible for administering the Company's Incentive Stock Option Plan which provides for the granting of options for shares of the Company's Class A Common Stock to key employees. The Stock Option Committee held one meeting during the 1997 fiscal year. The Nominating Committee, whose current members are Mrs. Dempsey and Messrs. Gasser, Gunsett and Struchen, is responsible for nominating members to the Board and committees. The Nominating Committee was recently formed and held one meeting to consider and nominate the ten persons described in this Proxy Statement.

	The Nominating Committee will consider for nomination as directors of the Company persons recommended by the stockholders of the Company. In order to recommend a person for the 1999 annual meeting, a stockholder must deliver a written recommendation to the secretary of the Company on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement (the "Notice Date"). In order to be considered by the Nominating Committee, the written recommendation must contain the following information: (a) the name and address, as they appear on the Company's books, of the stockholder making the recommendation; (b) the class and number of shares of capital stock of the Company beneficially owned by such stockholder; (c) the name and address of the person recommended as a nominee and a brief description of the background, experience and qualifications of such person which will assist the Nominating Committee in evaluating such person as a potential director of the Company; and (d) any material interest of such stockholder or such nominee in the business to be presented at the 1999 annual meeting. After the Notice Date, the Nominating Committee will meet and consider all persons recommended by stockholders as nominees for directors. Within 30 days after the Notice Date, the secretary of the Company will notify in writing the stockholder recommending the nominee whether or not the Nominating Committee intends to nominate for election as a director at the 1999 annual meeting the person he or she recommended.


                  Security Ownership of Certain
                 Beneficial Owners and Management

	The following table sets forth certain information, as of
January 5, 1998, with respect to the only persons known by the
Company to be the beneficial owners of 5% or more of the Class B
Common Stock, the Company's only class of voting securities:
                           Class of  Type of        Number of  Percent
Name and Address           stock     ownership      shares     of class
Naomi C. Dempsey, Trustee  Class B   See (1) below  6,523,236  54.35%
782 W. Orange Road
Delaware, Ohio

Naomi C. Dempsey, Trustee  Class B   See (2) below  1,663,040  13.86%

Robert C. Macauley         Class B   Record and     1,150,000   9.58%
161 Cherry Street                    Beneficially
New Canaan, Conneticut

(1)  	Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey
      Living Trust (6,043,236 shares) and the John C. Dempsey
      Trust (480,000 shares).

(2)	  Held by Naomi C. Dempsey as successor trustee of the Naomi
      A. Coyle Trust.

	The following table sets forth certain information, as of January 5, 1998, with respect to the Class A Common Stock and
Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:
                             Title and Percent of Class (1)

     Name                    Class A                %
John P. Berg                    10,000                  *
Charles R. Chandler             10,400                  *
Michael H. Dempsey               4,000                  *
Naomi C. Dempsey                 4,000                  *
Michael J. Gasser               30,000                  *
Daniel J. Gunsett                4,000                  *
Allan Hull                      14,000                  *
Robert C. Macauley                 -0-                  *
David J. Olderman                5,000                  *
William B. Sparks, Jr.          21,086                  *
Ralph V. Stoner, Sr.               -0-                  *
J Maurice Struchen               4,000                  *

                             Title and Percent of Class (1)

     Name                    Class B                %

John P. Berg                    11,000                   *
Charles R. Chandler              4,000                   *
Michael H. Dempsey              19,996                   *
Naomi C. Dempsey             8,186,276 (2)          68.21%
Michael J. Gasser               11,798                   *
Daniel J. Gunsett                  -0-                   *
Allan Hull                     148,260               1.24%
Robert C. Macauley           1,150,000               9.58%
David J. Olderman                6,774                   *
William B. Sparks, Jr.           6,248                   *
Ralph V. Stoner, Sr.            15,400                   *
J Maurice Struchen               7,400                   *

*  Less than one percent.

(1) Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 5, 1998, granted by the Company under the 1995 Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the following directors and named executives officers: Mr. Berg - 10,000; Mr. Chandler - 10,000; Mr. Dempsey - 4,000; Mrs. Dempsey - 4,000; Mr.
	Gasser - 30,000; Mr. Gunsett - 4,000;  Mr. Hull - 14,000;
	Mr. Olderman - 4,000;  Mr. Sparks, Jr. - 20,000; and Mr.
	Struchen - 4,000.

(2)  Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey
Living Trust (6,043,236 shares), the John C. Dempsey Trust
(480,000 shares) and the Naomi A. Coyle Trust (1,663,040 shares).

	In addition to the above referenced shares, Messrs. Gasser, Hull and Lloyd D. Baker, President of Soterra, Incorporated, a subsidiary of the Company, serve as Trustees of the Greif Bros. Corporation Employees' Retirement Income Plan, which holds
123,752 shares of Class A Common Stock and 76,880 shares of Class
B Common Stock. Messrs. Gasser, Hull, Metzger and Lawrence A. Ratcliffe, Director of Human Resources, serve as Trustees for the Greif Bros. Corporation Retirement Plan for Certain Hourly Employees, which holds 3,475 shares of Class B Common Stock. The Trustees of these plans, accordingly, share voting power in these shares.

	The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

	The following sets forth the equity securities owned or
controlled by all directors and executive officers as a group (27 persons) as of January 5, 1998:
Title of class of stock    Amount beneficially owned    Percent of class
Class A Common Stock (1)     156,436                     1.42%
Class B Common Stock       9,726,582                    81.04%

(1) Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 5, 1998. The number includes shares subject to currently exercisable options, or options exercisable within 60 days of January 5, 1998, granted by the Company under the 1995 Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the directors and executive officers as a group - 151,500.

                    Executive Compensation

	The following table sets forth the compensation for the
three years ended October 31, 1997 for the Company's chief
executive officer and the Company's four other most highly
compensated executive officers and one additional person who retired during 1997:
                                                                       Number of
                                                                       Stock
                                              Deferred      All        Options
Name & Position     Year  Salary    Bonus     Compensation  Other      Granted
Michael J. Gasser   1997  $415,524  $112,000                $    3,043 25,000
Chairman
Chief Executive     1996  $314,658  $160,000                $    2,951 25,000
Officer
                    1995  $205,615  $166,841                $      504 30,000

Charles R. Chandler 1997  $434,966  $ 80,864  $277,431      $    2,994 17,000
Director
Vice Chairman       1996  $424,356  $ 70,164  $256,169      $  251,745 23,000

                    1995  $427,803  $164,077  $236,537      $  225,807 10,000

Robert C. Macauley  1997  $371,316  $ 58,782  $ 63,464      $   60,392
Director
Chief Executive     1996  $371,316  $ 69,932  $ 58,224      $  729,000
Officer of Virginia
Fibre Corporation   1995  $360,500  $136,165  $ 56,222      $1,879,470

William B. Sparks   1997  $311,992  $ 84,000                $    3,305 17,000
,Jr.
Director            1996  $257,886  $120,000                $    9,994 13,000
President and Chief
Operating Officer   1995  $173,048  $105,000                $   17,921 20,000

Ralph V. Stoner,    1997  $329,167                          $      846
Sr.*
Chief Executive     1996  $200,004  $ 90,562                $      432  6,500
Officer of Michigan
Packaging Company   1995  $135,360  $135,000                $      378 10,000

John P. Berg        1997  $152,520  $103,416                $      924
President Emeritus
                    1996  $152,520  $103,418                $      172

                    1995  $146,304  $103,418                $      169 10,000

* Mr. Stoner retired July 31, 1997.

	Mr. Michael J. Gasser, Chairman and Chief Executive Officer, on November 1, 1995, entered into an employment agreement with Greif Bros. Corporation principally providing for (a) the employment of Mr. Gasser as Chairman and Chief Executive Officer for a term of 15 years; (b) the right of Mr. Gasser to extend his employment on a year-to-year basis until he reaches the age of 65; (c) the agreement of Mr. Gasser to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and (d) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995. Subsequent to 1997, the minimum basic salary for the remaining term will be fixed at $470,000 per year.

	Mr. William B. Sparks, Jr., President and Chief Operating Officer, on November 1, 1995 entered into an employment agreement with Greif Bros. Corporation principally providing for (a) the employment of Mr. Sparks as President and Chief Operating Officer for a term of 11 years; (b) the agreement of Mr. Sparks to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and (c) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995. Subsequent to 1997, the minimum basic salary for the remaining term will be fixed at $350,000 per year.

	Mr. Charles R. Chandler, Vice Chairman, on August 1, 1986, and amended in 1988, 1992 and 1996, entered into an employment agreement, principally providing for (a) the employment of Mr. Chandler as Vice Chairman until 2001, (b) the agreement of Mr. Chandler to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Greif Bros. Corporation, and (c) the fixing of minimum basic salary during such period of employment at $424,356 per year. The employment contract with Mr. Chandler gives him the right to extend his employment beyond the original term up to five additional years.

	Robert C. Macauley, Chief Executive Officer of Virginia Fibre Corporation, on August 1, 1986 and amended in 1992, entered into an employment agreement with Virginia Fibre Corporation, principally providing for (a) the employment of Mr. Macauley as Chief Executive Officer for a term of 18 years, (b) the agreement of Mr. Macauley to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of Virginia Fibre Corporation, and (c) the fixing of minimum basic salary during such period of employment at $275,000 per year.

	No Directors' fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $20,000 per year plus $1,500 for each Board or committee meeting that they attend. Committee chairs also receive an additional $1,000 per year. Directors may defer all or a portion of their fees pursuant to a deferred compensation plan.

	During 1996, a Directors' Stock Option Plan was adopted which provides for the granting of stock options to directors who are not employees of the Company. The aggregate number of shares of the Company's Class A Common Stock which options may be granted shall not exceed 100,000 shares. Beginning in 1997, each outside director was granted an annual option to purchase 2,000 shares immediately following each annual meeting of stockholders. Each eligible director also received a one-time grant in 1996 to purchase 2,000 shares. Under the terms of the Directors' Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. In 1996, 12,000 options were granted to outside directors with option prices of $30.00 per share. In 1997, 12,000 options were granted to outside directors with option prices of $30.50 per share. As of October 31, 1997, no options had been exercised. Options expire ten years after date of grant.

	For 1997, the Compensation Committee of the Board of Directors voted bonuses to employees, based upon the progress of the Company, and upon the contributions of the particular employees to that progress, and upon individual merit. Prior to 1996, the Board of Directors of the Company, or the appropriate subsidiary company, voted the bonuses for their employees.

	Supplementing the pension benefits, Virginia Fibre Corporation has deferred compensation contracts with Robert C. Macauley and Charles R. Chandler. These contracts are designed to supplement the Company's defined benefit pension plan only if the executive retires under such pension plan at or after age 65. No benefit is paid to the executive under this contract if death precedes retirement. The deferred compensation is payable to the executive or his spouse for a total period of 15 years.

	Under the above Deferred Compensation Contracts, the annual amounts payable to the executive or his surviving spouse are diminished by the amounts receivable under Virginia Fibre Corporation's defined benefit pension plan. Mr. Macauley's estimated accrued benefit from the Deferred Compensation Contract is $100,423 per year for 10 years and $66,949 per year for an additional five years. Mr. Chandler's estimated accrued benefit from the Deferred Compensation Contract is $225,619 per year for 10 years and $150,488 per year for an additional five years.

	With respect to Mr. Gasser, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

	With respect to Messrs. Chandler and Macauley, the dollar amount in the all other category for 1995 and 1996 is compensation attributable to the 1991 Virginia Fibre Corporation stock option plan to certain key Virginia Fibre Corporation employees. This amount is the difference between the option price and the value attributable to the stock based upon the performance of Virginia Fibre Corporation for years prior to 1996. All outstanding options were redeemed by Virginia Fibre Corporation during 1996 and the amount represents the difference between the redemption price and the cumulative compensation accrued as of October 31, 1995. In 1997, the dollar amount in the all other category for Mr. Chandler relates to the Company match for the 401(k) plan and premiums paid for life insurance, and for Mr. Macauley the amount relates to the Virginia Fibre Corporation pension benefits.

	With respect to Mr. Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance. In addition, there are contributions made by Down River International, Inc. to a Profit Sharing Trust prior to 1997.

	With respect to Mr. Stoner, the dollar amount in the all other category relates to premiums paid for life insurance.

	With respect to Mr. Berg, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

	During 1995, the Company adopted an Incentive Stock Option Plan which provides the granting of incentive stock options to key employees and non-statutory options for non-employees. The aggregate number of shares of the Company's Class A Common Stock which options may be granted shall not exceed 1,000,000 shares.
Under the terms of the Incentive Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable after two years from the date of grant. Options expire ten years after date of grant.

	The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year ended October 31, 1997, to each of the named executive officers:

OPTION GRANTS TABLE
                                                        Potential Net Realizable
                                                        Value at Assumed
                                                        Annual Rates of Stock
                                                        Price Appreciation for
                    Individual Grants                   Option Term

                             % of Total
                             Options
                             Granted to
                 Number of   Employees  Exercise
                 Options     in Fiscal  Price Per Date
Name             Granted (1) Year       Share     Expires    5% (2)   10% (2)
M.J. Gasser      25,000      17%        $30.00    9/3/07     $471,671 $1,195,307
C.R. Chandler    17,000      11%        $30.00    9/3/07     $320,736 $  812,809
R.C. Macauley       -0-       --            --        --           --         --
W.B. Sparks, Jr. 17,000      11%        $30.00    9/3/07     $320,736 $  812,809
R.V. Stoner, Sr.    -0-       --            --        --           --         --
J.P. Berg           -0-       --            --        --           --         --

(1)  The options are exercisable on September 3, 1999.

(2) The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

 	The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common
Stock during the fiscal year ended October 31, 1997, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

                  AGGREGATE OPTION EXERCISES AND FISCAL
                     YEAR-END OPTION VALUES TABLE
                Shares              Number of Unexer-   Value of In-The-
                Acquired  Realized  cised Options Held  Money Options Held
                on        Upon      at Year-End         at Year-End
                Exercise  Exercise  Exer      Unexer    Exer      Unexer
                                    -cisable  -cisable  -cisable  -cisable
M.J. Gasser         -0-   $   -0-   30,000    50,000    $234,300  $209,375
C.R. Chandler       -0-   $   -0-   10,000    40,000    $ 78,100  $168,625
R.C. Macauley       -0-   $   -0-      -0-       -0-    $    -0-  $    -0-
W.B. Sparks, Jr.    -0-   $   -0-   20,000    30,000    $156,200  $124,875
R.V. Stoner, Sr. 10,000   $48,100      -0-       -0-    $    -0-  $    -0-
J.P. Berg           -0-   $   -0-   10,000       -0-    $ 78,100  $    -0-

	The following table illustrates the amount of annual pension benefits for eligible employees upon retirement on the specified remuneration and years of service classifications under the registrant's defined benefit pension plan:

                         DEFINED BENEFIT PENSION TABLE

                        Annual Benefit for Years of Service
Remuneration            15             20             25             30
$450,000                $28,000        $37,333        $46,667        $56,000

$350,000                $28,000        $37,333        $46,667        $56,000

$250,000                $28,000        $37,333        $46,667        $56,000

$150,000                $26,250        $35,000        $43,750        $52,500

	The following table sets forth certain information with
respect to the benefits under the defined benefit pension plans of the registrant and its subsidiary, Virginia Fibre Corporation, for each of the named executive officers:
Name of individual  Credited    Remuneration used   Estimated annual
or number of        years       for calculation of  benefit under
persons in group    of service  annual benefit      retirement plan
M.J. Gasser         18          $474,213            $33,600
W.B. Sparks, Jr.     3          $347,413            $ 5,600
C.R. Chandler *     25          $219,224            $54,806
R.C. Macauley *     25          $219,224            $60,392
R.V. Stoner, Sr.    30          $258,068            $56,000
J.P. Berg           30          $253,864            $56,000

*   Defined benefit pension plan of Virginia Fibre Corporation.

	The registrant's pension plan is a defined benefit pension plan with benefits based upon the average of the three consecutive highest-paying years of salary and bonus and upon years of credited service up to 30 years.

	The annual retirement benefits under the defined benefit pension plan of the registrant's subsidiary, Virginia Fibre
Corporation, are calculated at 1% per year based upon the average of the five highest out of the last ten years of salary compensation.

	None of the pension benefits described in this item are subject to offset because of the receipt of Social Security benefits or otherwise.


    Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons.


    Compensation Committee Interlocks and Insider Participation

	Robert C. Macauley, Naomi C. Dempsey, Daniel J. Gunsett and J Maurice Struchen served as members of the Company's Compensation Committee for the 1997 fiscal year. Mr. Macauley, Chairman of the Compensation Committee, is an executive officer of the Company. During fiscal year 1997, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf, and it anticipates retaining such firm in 1998. Mr. Gunsett is a partner of Baker & Hostetler LLP.

	No executive officer of the Company served during the 1997 fiscal year as a member of a Compensation Committee or as a director of any entity of which any of the Company's directors served as an executive officer.

    Compensation Committee Report on Executive Compensation

	The following is the report of the Company's Compensation
Committee, whose members are identified below, with respect to compensation reported for 1997 as reflected in the Summary
Compensation Table set forth above.

Compensation Policy; Committee Responsibilities

	The Company's compensation policy is to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

	The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the chief executive officer and the Company's five highest paid individuals.

	The Compensation Committee believes that a varying portion of compensation must be linked to the Company's performance. In that regard, the Company has implemented a discretionary bonus plan which links the payment of cash bonuses to the achievement of certain predetermined pretax income thresholds.

	The Company believes that an alignment of shareholder value with employees' compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee.

	The Compensation Committee's responsibilities include the following:

  Review the compensation of the chief executive officer and the Company's five highest paid individuals to ensure that their compensation is consistent with the above policy.

  Review the operation of the discretionary bonus plan.

  Review the grant of stock options.

  Recommend the action to resolve compensation, discretionary bonus and stock option issues to the full Board of Directors.

Compensation of the Chief Executive Officer

	In December 1997, the Compensation Committee met to review the 1997 performance of Michael J. Gasser, the Company's Chairman of the Board and Chief Executive Officer. Consistent with the Company's compensation policies, Mr. Gasser's compensation package consists of three components, salary, cash bonus and stock options. In establishing the level of Mr. Gasser's 1998 salary, the Compensation Committee reviewed executive compensation survey materials and other available information on compensation of other similarly situated executives in order to establish an appropriate salary level. The Compensation Committee believes that a portion of Mr. Gasser's compensation package should be at-risk, and that this is accomplished through the grant of incentive stock options and the award of a cash bonus pursuant to the Company's incentive bonus plan. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as the grant of incentive stock options, and an objective component, such as an award under the incentive bonus plan which is based upon the pretax income performance of the Company with threshold levels.

	In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his leadership, professionalism, integrity and competence; the maintenance of a reasonable level of profitability under poor prevailing business conditions, particularly in the containerboard segment; reasonable maintenance of stock prices despite poor prevailing business conditions; effective implementation of management and corporate reorganization; unification of the Company's corporate identity; significant progress toward increased internal usage of paper production; completion and assimilation of strategic acquisitions in both business segments of the Company; completion of relocation to a new corporate office with little disruption of business; and the overall financial and operational performance under the circumstances prevailing during this year. None of the factors were given specific relative weight.

	Based upon its evaluation of the foregoing factors, and its review of executive compensation surveys and other relevant information, the Compensation Committee increased Mr. Gasser's base salary to $470,000 for 1998 from $430,008 for 1997. In addition, the Compensation Committee determined that the Company had met the threshold for incentive bonuses for fiscal year 1997, and that Mr. Gasser qualified for an incentive bonus of 70% of the maximum of $160,000 for his position and recommended that he receive a bonus of $112,000.

	In September 1997, incentive stock options were granted to Mr. Gasser and other employees at the then market price for Class A Common Stock. Mr. Gasser was granted options to purchase 25,000 shares of Class A Common Stock, which options were granted primarily as incentive for future performance. The basis for granting stock options to Mr. Gasser and other employees included leadership and personal sacrifice involved in implementation of significant management and corporate restructuring as well as strong leadership in a down economic year for one of the Company's industry segments.

          Robert C. Macauley, Committee Chairman
          Naomi C. Dempsey
          J Maurice Struchen
          Daniel J. Gunsett

	The following graph compares the Company's stock performance to that of the Standard and Poor's 500 Index and its industry group (Peer Index). This graph, in the opinion of management, would not be free from the claim that it fails to fully and accurately represent the true value of the Company.

                      [STOCK PERFORMANCE CHART]

                                    S&P 500
Year              GBC Stock         Index             Peer Index
1992              100               100               100
1993              112               112                85
1994              124               113               105
1995              143               139               110
1996              156               168               116
1997              191               218               128

The Peer Index is comprised of the paper containers index and paper and forest products index as shown in the Standard & Poor's
Statistical Services Guide.


          Certain Relationships and Related Transactions

	During fiscal year 1997, the Company retained the law firm of Hull & Hull to perform legal services on its behalf. Allan Hull, a partner in that firm, is Vice President, General Counsel, member of the Executive Committee and a director of the Company. Also, during such year, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a member of the Audit, Compensation, Stock Option and Nominating Committees and a director of the Company. The Company anticipates retaining such firms in 1998. During fiscal year 1997, Hull & Hull received $192,242 in fees for legal services to the Company and reimbursement of out-of-pocket expenses.

	The Company has entered into agreements with Real Estate Development Services, Inc., a wholly owned subsidiary of Forest City Enterprises, Inc., to market development lands in the southern United States. During 1997, the Company paid $71,035 related to fees and out-of-pocket expenses. J Maurice Struchen, a director of the Company, is also a director for Forest City Enterprises, Inc.


	There are loans that have been made by the Company to
certain employees, including certain directors and executive officers of the Company.  The following is a summary of these loans for the fiscal year ended October 31, 1997:
                       Balance at                                Balance at
                       Beginning                   Amount        End of
Name of Debtor         of Period      Proceeds     Collected     Period
Lloyd D. Baker         $  59,624      $  20,000    $ 11,136      $   68,488
Michael M. Bixby         209,000            -0-       6,000         203,000
Ronald L. Brown           12,250        512,500       3,500         521,250
Charles R. Chandler          -0-        487,382         -0-         487,382
Dwight L. Dexter         136,644            -0-       7,585         129,059
John K. Dieker            28,000        127,000       2,966         152,034
Michael J. Gasser        199,199            -0-      19,502         179,697
C.J. Guilbeau            175,641        305,092       6,196         474,537
Sharon R. Maxwell            -0-        100,000         374          99,626
Philip R. Metzger         83,036         50,000       7,760         125,276
Mark J. Mooney           265,500            -0-       6,660         258,840
William R. Mordecai          -0-        402,224     113,564         288,660
Jerome B. Nolder, Jr.     80,000         24,000      28,000          76,000
Kent P. Snead                -0-        462,000         -0-         462,000
William B. Sparks, Jr.   122,929        280,000       8,889         394,040

                      $1,371,823     $2,770,198    $222,132      $3,919,889

	Lloyd D. Baker is President of Soterra, Incorporated. The loans are secured by 2,000 shares of the Company's Class B Common
Stock and a house in Ohio. Interest is payable on a portion of the loans at 3% and a portion at 7-1/4% per annum.

	Michael M. Bixby is a Vice President of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Minnesota and interest is payable at 3% per annum.

	Ronald L. Brown is a Vice President of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 5% per annum.

	Charles R. Chandler is Vice Chairman of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 5% per annum.

	Dwight L. Dexter is a Vice President of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 3% per annum.

	John K. Dieker is Corporate Controller of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 7-1/4% per annum.

	Michael J. Gasser is Chairman and Chief Executive Officer of Greif Bros. Corporation. The loan is secured by 5,599 shares of the Company's Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest is payable at 3% per annum.

	C.J. Guilbeau is a Vice President of Greif Bros.
Corporation. The loans are secured by a first mortgage on a house and lot in Illinois and a house and lot in Ohio and interest is payable at 3% and 5% per annum. The house and lot in Illinois was sold in November 1997.

	Sharon R. Maxwell is Assistant Secretary of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 7-1/4% per annum.

	Philip R. Metzger is Treasurer of Greif Bros. Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and a portion of the interest is payable at 3% per annum and a portion at 7-1/4% per annum.

	Mark J. Mooney is a Vice President of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 5% per annum.

	William R. Mordecai is a Vice President of Greif Bros.
Corporation. The loan is secured by a first mortgage on a house and a lot in Ohio and interest is payable at 5% per annum.

	Jerome B. Nolder, Jr. is a Vice President of Greif Bros.
Corporation.  The loan is secured by 200 shares of the Company's
Class B Common Stock and the assignment of his company-sponsored life insurance. Interest is payable at 7-1/4% per annum.

	Kent P. Snead is Corporate Director of Strategic Projects of Greif Bros. Corporation. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 3% per annum.

	William B. Sparks, Jr. is President and Chief Operating Officer of Greif Bros. Corporation. The loan is secured by 3,124 shares of the Company's Class B Common Stock and 500 shares of the Company's Class A Common Stock. The interest is payable at 3% per annum. An additional loan is secured by a first mortgage on a house and lot in Ohio with interest payable at 5% per annum.


              Independent Public Accountants

	Price Waterhouse LLP served as the independent public accountants of the Company for its fiscal year ended October 31, 1997, and it has been retained by the Company's Board of Directors as the independent public accountants for the fiscal year ending October 31, 1998. A Price Waterhouse representative will attend the Annual Meeting and will have the opportunity to make a formal statement, if they so desire, and be available to respond to appropriate questions.


                    Stockholders Proposals

	Proposals of Stockholders intended to be presented at the Annual Meeting of Stockholders expected to be held in February 1999 must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement.


                Proxies Solicited by Management;
           Proxies Revocable; Cost of Solicitation to be
                       Borne by Company

	The proxy enclosed with this Proxy Statement is solicited by and on behalf of the Management of Greif Bros. Corporation. A person giving the proxy has the power to revoke it.

	The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the treasurer out of the funds of the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation therefore other than their regular salaries.


   No Other Matters to be Submitted at the Annual Meeting

	The Management knows of no matters to be presented at the aforesaid Annual Meeting other than the above proposals.
However, if any other matters properly come before the Annual
Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.



February 5, 1998                       Joseph W. Reed
                                       Secretary


                                                     EXHIBIT A


         AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                OF
                       GREIF BROS. CORPORATION

  FIRST:  The name of this Corporation is GREIF BROS.
CORPORATION.

  SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exists or may hereafter be amended.

  FOURTH: The total number of authorized shares of the capital stock of this Corporation is forty-nine million, two hundred eighty thousand (49,280,000), divided into two classes, namely: Class A Common Stock and Class B Common Stock, all of which shall be without nominal or par value. The total number of shares of such Class A Common Stock authorized is thirty-two million (32,000,000) shares, without nominal or par value. The total number of shares of such Class B Common Stock authorized is seventeen million, two hundred eighty thousand (17,280,000) shares, without nominal or par value. The description of said classes of stock and the designations, preferences and restrictions, if any, and the voting powers or restrictions or qualifications of such Class A Common Stock and Class B Common Stock are as follows:

	The Class A Common Stock shall be entitled to receive, in each and every year, cumulative dividends at the rate of One (1) Cent per share per annum, payable quarterly on the first day of January, the first day of April, the first day of July and the first day of October in each and every year, before any dividend, whether in cash, property, stock or otherwise, shall be declared, set apart for payment or paid upon the Class B Common Stock. Such dividends upon the Class A Common Stock shall be cumulative from and after the date of original issue thereof.

	In any year, after the full dividend at the rate of One
(1) Cent per share for such year and any and all arrearages thereof for preceding years shall have been declared and paid to, or set apart for the Class A Common Stock, the Class B Common Stock shall be entitled to receive noncumulative dividends up to the amount of One Half (1/2)
Cent per share, provided, however, and upon the condition that the surplus or net profits of the Corporation, after the payment of any such dividends to the Class B Common
Stock, shall be at least equal to the sum required for payment in full of the aforesaid cumulative dividends on the Class A Common Stock for one (1) year.

	Out of any further distribution of surplus or net profits by way of dividend in any year in excess of the aforesaid dividends upon the Class A Common Stock and upon the Class B Common Stock, the Class A Common Stock and the
Class B Common Stock shall be entitled to share in such further distribution in the proportion of One (1) Cent per share for said Class A Common Stock to One and One-Half (1-
1/2) Cents per share for said Class B Common Stock.

	Dividends upon either class of stock shall be payable only out of the surplus or net profits of the Corporation as determined by the Board of Directors and only as and when declared by the Board of Directors, but may, in any year, be paid out of such surplus or net profits whether arising during the same year or accrued during prior years.

	In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, the Class A Common Stock shall be entitled, out of the assets of the Corporation, to be paid cumulative dividends accrued thereon and Fifteen and Five-Eighths Cents ($.15625) for each share of such Class A Common Stock before any distribution or payment shall be made to the Class B Common Stock, and after such payment in full to the Class A Common Stock, as aforesaid, the Class B Common Stock shall be entitled to be paid the sum of Fifteen and Five-Eighths Cents ($.15625) for each share of Class B Common Stock; and after such payment in full to the Class A Common Stock, and the sum of Fifteen and Five-Eighths Cents ($.15625) per share to the Class B Common Stock, as aforesaid, any remaining assets to be distributed shall be distributed to the Class A Common Stock and the Class B Common Stock, share and share alike.

	The Class A Common Stock shall have no voting power nor shall it be entitled to notice of meetings of the stockholders, all rights to vote and all voting power being vested exclusively in the Class B Common Stock. If, at any time, however, and whenever four (4) quarterly cumulative dividends upon the Class A Common Stock shall be in default or unpaid in whole or in part, the Class A Common Stock shall have the same voting power as the Class B Common
Stock, to-wit: One (1) vote for each share of stock, and shall be entitled to receive notices of meetings of shareholders; and such voting power shall so continue to vest in the Class A Common Stock until all arrears in the payment of cumulative dividends upon the Class A Common
Stock shall have been paid and the dividends thereon for the current dividend shall have been declared and the funds for the payment thereof set aside. However, if and when thereafter the defaulted dividends shall be paid in full and provisions made for the current dividend as herein provided (and such payments shall be made as promptly as shall be consistent with the best interest of the Corporation) the Class A Common Stock shall be divested of such voting power and the voting power shall then revest exclusively in the Class B Common Stock; but subject always to the same provisions for the vesting of such voting power in the Class A Common Stock in case of any similar default or defaults in the payment of four (4) quarterly cumulative dividends upon the Class A Common Stock and the revesting of such entire voting power in the Class B Common Stock in the event that such default or defaults shall be cured as above provided.

	Such Class A Common Stock and Class B Common Stock may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof.

  FIFTH: The Board of Directors of the Corporation shall have the power to adopt, amend, or repeal the by-laws of the Corporation. The by-laws of the Corporation, as adopted or amended by the board of directors, may be amended or repealed by the stockholders of the Corporation.

  SIXTH: A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm of which any director or officer is a shareholder, director, or trustee, or any trust of which any director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction or contract or act of the Corporation or for any gains or profits directly or indirectly realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, is interested in such transaction or contract or act; provided that the fact that such director or officer or such firm or corporation or such trust is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of the Corporation may take any action within the scope of his authority respecting such contract or transaction or act with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director, or trustee, or any trust of which he is a trustee or beneficiary, were not interested in such contract or transaction or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

  SEVENTH: No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock.

  EIGHTH:  To the fullest extent permitted by the General
Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duties as director.

  NINTH: To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, the Corporation may purchase or otherwise acquire shares of stock of any class issued by it for such consideration and upon such terms and conditions as may be authorized by the Board of Directors, in its discretion, from time to time.

  TENTH: Subject to any necessary voting percentage requirements provided in this Amended and Restated Certificate of Incorporation (as the same exists or may hereafter be amended) or the Corporation's Amended and Restated By-Laws (as the same exists or may hereafter be amended), the Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of Delaware, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.




                      GREIF BROS. CORPORATION
                           CLASS B PROXY

               FOR THE ANNUAL MEETING OF STOCKHOLDERS

                    CALLED FOR FEBRUARY 23, 1998

           This Proxy is Solicited on Behalf of Management

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated February 5, 1998, hereby appoints Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, Allan Hull, Robert C. Macauley,
David J. Olderman, William B. Sparks, Jr. and J Maurice Struchen, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Corporation to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 o'clock A.M., E.S.T., on February 23, 1998, and at any adjournment thereof; as follows:

1. WITH __ OR WITHOUT __ AUTHORITY TO ELECT ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

Michael J. Gasser     Charles R. Chandler    Michael H. Dempsey
Naomi C. Dempsey      Daniel J. Gunsett      Allan Hull
Robert C. Macauley    David J. Olderman      William B. Sparks, Jr.
J Maurice Struchen

Instruction:	To withhold authority to vote for any individual nominee,
strike a line through his	or her name.

2.	PROPOSAL FOR AMENDMENT AND RESTATEMENT  OF THE CERTIFICATE OF
  	INCORPORATION OF THE  COMPANY.

     	 FOR ______     AGAINST ______    	ABSTAIN ______

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
   OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR
   ANY ADJOURNMENT THEREOF.

The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted To elect all of the nominees for directors as set forth in Item 1, above, For the proposal set forth in Item 2, above, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting.

     Record Holder                       Number of Class B Shares Held




Dated                , 1998



Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.